DEBT AMENDMENT

Alpha Capital Anstalt (the "Holder") is the holder of outstanding promissory notes issued by Harrison, Vickers & Waterman, Inc. (the "Company") as outlined in Schedule A, in the aggregate principal amount of $3,796,135.00 (the "Notes").

The Holder and the Company now desire to amend certain provisions of the Note as follows: (a) the Maturity Date of the Notes shall be extended to June 30, 2019.

This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of the law principles thereof.

This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

Dated: January 24, 2018

Harrison, Vickers & Waterman, Inc.	Alpha Capital Anstalt
By: ______________________	By: ______________________
Title: CEO	Title: Director

Schedule A

Holder	Issue Date	New Maturity Date	Current Balance Due
Alpha Capital Anstalt	4/21/2015	6/30/2019	$ 1,619,375
Alpha Capital Anstalt	7/29/2015	6/30/2019	80,000
Alpha Capital Anstalt	12/7/2015	6/30/2019	25,000
Alpha Capital Anstalt	11/19/2015	6/30/2019	325,000
Alpha Capital Anstalt	10/14/2015	6/30/2019	78,000
Alpha Capital Anstalt	1/26/2016	6/30/2019	343,745
Alpha Capital Anstalt	2/29/2016	6/30/2019	200,000
Alpha Capital Anstalt	4/1/2016	6/30/2019	300,000
Alpha Capital Anstalt	5/25/2016	6/30/2019	200,000
Alpha Capital Anstalt	5/26/2016	6/30/2019	25,000
Alpha Capital Anstalt	6/8/2016	6/30/2019	100,000
Alpha Capital Anstalt	7/7/2016	6/30/2019	200,005
Alpha Capital Anstalt	8/15/2016	6/30/2019	250,005
Alpha Capital Anstalt	9/14/2017	6/30/2019	50,005
		Total	$ 3,796,135

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